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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 2 to this Registration Statement on Form S-3 of our report dated January 29, 2004, except as to Note 14, for which the date is March 5, 2004 relating to the financial statements, which appears in SS&C Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
April 9, 2004